                                                                     EXHIBIT 5.1

                        Letterhead of Kane Kessler, P.C.
                     1350 Avenue of the Americas, 26th Floor
                            New York, New York 10019

                                  May 16, 2005

Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580

               RE:  REGISTRATION STATEMENT ON FORM S-3 OF JARDEN CORPORATION
                    --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Jarden Corporation, a Delaware corporation (the "Company") in connection with the Company's preparation and filing of a registration statement on Form S-3 (the "Registration Statement")
with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended (the "Securities Act"). The Registration
Statement is being filed to register (i) 714,286 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company currently held by certain selling stockholders; and (ii) an estimated 14,914,205 shares of Common
Stock (the "Conversion shares," and together with the Common Stock, the
"Securities"), comprised of (a) 4,771,938 shares of Common Stock of the Company issuable upon conversion in full of 128,571 shares of the Series B Convertible
Participating Preferred Stock, par value $0.01 per share (the "Series B
Preferred Stock"), of the Company; and (b) 10,142,267 shares of Common Stock issuable upon conversion in full of 200,000 shares of the Series C Mandatory
Convertible Participating Preferred Stock, par value $0.01 per share (the
"Series C Preferred Stock"), of the Company (which number of shares of Common
Stock assumes the full conversion into shares of Common Stock of the shares of
Series B Preferred Stock issuable upon such Series C Preferred Stock conversion). We understand that the Securities are to be sold by the selling stockholders to the public from time to time as described in the Registration
Statement. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Registration Statement.

     In our capacity as counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Restated
Certificate of Incorporation of the Company, as amended, to date and currently in effect (ii) the By-laws of the Company currently in effect, and records of certain of the Company's corporate proceedings as reflected in its minute books;
(iii) the Registration Statement, in the form it is to be filed with the
Commission on the date hereof; (iv) the Equity Purchase Agreement; and (v) the
Assignment Agreement. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

     Based upon and subject to the foregoing, we are of the opinion that (i) the
Common Stock is validly issued, fully paid and non-assessable; and (b) the
Conversion Shares, if and when issued upon conversion of and in accordance with the terms of the Series B Preferred Stock and the Series C Preferred Stock and
the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to us under the heading "Legal
Matters" in the prospectus, which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the
United States.

     This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations.

                                           Very truly yours,

                                           KANE KESSLER, P.C.

                                           By: /s/ Jeffrey S. Tullman, President
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